UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 29, 2010, Brian W. Dunham resigned his position as the Chief Executive Officer of Northwest Pipe Company (the “Company”). Mr. Dunham will continue to serve as the Company’s President and as a member of the Company’s Board of Directors.

Also on March 29, 2010, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Richard A. Roman pursuant to which Mr. Roman will serve as the Company’s Chief Executive Officer. Mr. Roman, 58, has been a member of the Company’s Board of Directors and Audit Committee since 2003 and the Board’s Lead Director since November 2008. In connection with his appointment as Chief Executive Officer, Mr. Roman resigned his positions as Lead Director and as a member of the Board’s Audit and Compensation Committees. Mr. Roman has served as President of Columbia Ventures Corporation, a private investment company, since 2002. Prior to joining Columbia Ventures in 1992, Mr. Roman was a partner at Coopers & Lybrand, an independent accounting firm.

Mr. Roman’s Employment Agreement provides for an annual base salary of $450,000 and eligibility to participate in the Company’s cash and stock incentive plans and all other employee benefit plans available to the Company’s employees. The Employment Agreement has a two-year term. Mr. Roman has been granted an option to purchase 24,000 shares of common stock at an exercise price equal to $24.15, the fair market value of the common stock on the date of grant. The stock option was fully vested on the date of grant. If Mr. Roman’s employment is terminated for Cause (as defined in the Employment Agreement), or if Mr. Roman terminates his employment without Good Reason (as defined in the Employment Agreement), or in the event of Mr. Roman’s death or disability, then the Company will pay Mr. Roman’s base salary through the date of termination. If Mr. Roman’s employment is terminated without Cause or if Mr. Roman terminates his employment with the Company for Good Reason, the Company will continue to pay Mr. Roman’s base salary for the remaining term of the Employment Agreement.

The Company has also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Roman. The Indemnification Agreement provides that the Company will indemnify Mr. Roman, to the fullest extent permitted by law, from and against any and all Expenses (as defined in the Indemnification Agreement) paid or incurred by him with respect to any claims against him in connection with his services as a director and/or executive officer of the Company. The Indemnification Agreement also provides that the Company will advance any and all Expenses to Mr. Roman upon his request provided that he shall first have furnished the Company: (i) a written affirmation of his good faith belief that he is entitled to indemnification, and (ii) a written undertaking to repay any such advance if it is ultimately determined that he was not entitled to be indemnified. The Indemnification Agreement also establishes procedures for the determination of Mr. Roman’s right to receive indemnification and the advancement of Expenses.

The foregoing descriptions of the Employment Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreement and the Indemnification Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

On April 2, 2010, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Executive Employment Agreement between Northwest Pipe Company and Richard A. Roman dated as of March 29, 2010

10.2	Indemnification Agreement between Northwest Pipe Company and Richard A. Roman dated as of March 29, 2010

99.1	Press Release issued by Northwest Pipe Company on April 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 2, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ STEPHANIE J. WELTY
Stephanie J. Welty,
Senior Vice President and Chief Financial Officer